Exhibit 10.2
BIOGOLD FUELS CORPORATION
SECURITIES
PURCHASE AGREEMENT
This Securities Purchase Agreement (the “Agreement”) is made as of the 2nd day of September, 2008, by and between BioGold Fuels Corporation, a Nevada corporation (the “Company”), and Heritage Opportunity Fund, LLC, a California limited liability company (the “Purchaser”).
RECITALS
The Company desires to issue and sell, and the Purchaser desires to purchase (i) a senior secured convertible promissory note in substantially the form attached as Exhibit B (the “First Note”) and (ii) warrants to purchase common stock in substantially the form attached as Exhibit C (the “First Warrant”). The Purchaser shall also have the right to purchase from the Company two additional senior secured convertible promissory notes in substantially the form of the First Note (the “Second Note” and “Third Note”, respectively, and collectively with the First Note, the “Notes”) and Warrants in connection with the Second Note and the Third Note (the Second Warrant and the “Third Warrant” respectively, and collectively with the First Warrant, the “Warrants”). The Notes, the Warrants and any securities issuable upon conversion of the Notes or exercise of the Warrants are collectively referred to herein as the “Securities.” Any capitalized term not defined herein shall have the meaning ascribed to it in the Notes, the Warrants, or the Security Agreement (as defined below) (taken together, the “Ancillary Agreements”). This Agreement and the Ancillary Agreements shall be referred to collectively as the “Transaction Documents”. In connection with entering into this Agreement, the parties also wish to amend the Senior Secured Promissory Note, dated March 3, 2008, held by Heritage Holding Group, LLC (the “Prior Note”).
AGREEMENT
In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:
1. Purchase and Sale of Notes.
(a) Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the First Closing (as defined below) and the Company agrees to sell and issue to the Purchaser (i) a Note in the principal amount of $287,500 and (ii) a Warrant to purchase 1,437,500 shares of the Company’s common stock.

(b) Closing; Delivery.
(i) The purchase and sale of the First Note and the First Warrant shall take place at the offices of BioGold Fuels Corporation, 1800 Century Park E, Suite 600, Los Angeles, CA 90067, on September 2, 2008, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “First Closing”).
(ii) At the First Closing, the Company shall deliver to Purchaser the executed First Note and First Warrant along with signed copies of the Ancillary Agreements against (1) payment of the Purchase Price (as defined below) therefor by check payable to the Company or by wire transfer to a bank designated by the Company, and (2) delivery of counterpart signature pages to this Agreement and the Ancillary Agreements.
(iii) The “Purchase Price” for the First Note and First Warrant shall equal the principal amount of the First Note minus the Loan Origination Fee. The “Loan Arrangement Fee” shall equal 15% of the principal amount of the First Note. The parties hereto agree that the “Loan Arrangement Fee” has been fully earned by Purchaser and is non-refundable. Purchaser, in its sole discretion, may off-set the Loan Arrangement Fee from any amounts provided under the First Note.
(c) Additional Closings.
(i) Purchaser shall have the option, in its sole discretion, to purchase from the Company the Second Note and the Third Note in the principal amounts set forth opposite Purchaser’s name on Exhibit A and the Second Warrant and the Third Warrant. At each Closing, the Company shall deliver to Purchaser the executed Note against payment of the Purchase Price therefor by check payable to the Company or by wire transfer to a bank designated by the Company.
(ii) The “Purchase Price” for each subsequent Note and Warrant shall equal the principal amount of the Note minus the Loan Origination Fee. The “Loan Arrangement Fee” shall equal 15% of the principal amount of such Note. The parties hereto agree that the “Loan Arrangement Fee” has been fully earned by Purchaser and is non-refundable. Purchaser, in its sole discretion, may off-set the Loan Arrangement Fee from any amounts provided under such Note.
2. Security Interest. The indebtedness represented by the Notes shall be secured by Collateral of the Company in accordance with the provisions of a Security Agreement between the Company and the Purchaser in the form attached to this Agreement as Exhibit D (the “Security Agreement”).
3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that:
(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted (the “Business”). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its Business or properties.

(b) Authorization. All corporate action required on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements and the authorization, sale, issuance and delivery of the Securities, and the performance of all obligations of the Company hereunder and under the Ancillary Agreements has been taken or will be taken prior to the Closing. All corporate action required to authorize the issuance of the Securities will be taken prior to the issuance thereof. The Agreement, and each of the Ancillary Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(c) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens.
(d) Litigation. Except as set forth on Schedule 3.(d), attached hereto, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending with respect to which the Company has been notified or is aware, to the Company’s knowledge, currently threatened against the Company that, if successful, would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on its Business or properties, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.
(e) SEC Reports; Financial Statements. To the best of its knowledge, the Company has filed all material reports required to be filed by it under the Securities Act and the Exchange Act for the two years preceding (collectively, the “SEC Reports”) on a timely basis. As of their respective dates, to the Company’s knowledge, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:
(a) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
(c) Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser has had the opportunity to request and review any business materials, marketing documentation, financial statements, corporate books and records, and accounting records that it deems necessary to acquire sufficient information about the Company to be knowledgeable about the Securities and the Company.
(d) Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as set forth in Section 7(d) below. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e) Legends. The Purchaser understands that the Securities may bear a legend substantially in the following form:
(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(ii) Any other legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.
(f) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
5. Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.
(c) Security Agreement. The Company and the Purchaser shall have executed the Security Agreement.
(d) Conditions of the Purchasers’ Obligations to Purchase the Second Note. The Purchaser has determined, in its sole discretion, that the Company is making sufficient progress in its business, affairs and prospects, on or before October 1, 2008.
(e)  Conditions of the Purchasers’ Obligations to Purchase the Third Note. The Purchaser has determined, in its sole discretion, that the Company is making sufficient progress in its business, affairs and prospects, on or before November 1, 2008.
6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(a) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Warrants pursuant to this Agreement shall be obtained and effective as of the Closing.
(c) Ancillary Agreements. The Company and the Purchaser, and the other parties thereto, if any, shall have executed all of the Ancillary Agreements.
7. Additional Agreements; Covenants.
(a) Indemnification of Purchaser. The Company hereby indemnifies and holds the Purchaser and its managers, members, affiliates and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any cause of action, suit or claim brought or made against such Purchaser Party and solely arising out of or solely resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents. Notwithstanding the above, the Company shall not be liable in any such case for any loss, liability, obligation, claim, contingency, damage, cost or expense to the extent that it arises out of or is based written information furnished, or any other act or omission, by any such Purchaser Party. The Company will reimburse such Purchaser for its reasonable legal and other expenses incurred in connection therewith, as such expenses are incurred. The Purchaser Party may not, without the prior written consent of the Company, agree to any settlement of any claim or action with respect to which the Company is required to indemnify the Purchaser Party pursuant to this Section 7(a). The obligations of the Company under this Section 7(a) shall survive the payment and performance of the Company’s obligations under the Transaction Documents.
(b) Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(c) Release. The Company, its subsidiaries, officers, directors, managers, employees, shareholders, creditors, agents, heirs, representatives and any permitted successors, and assigns (each a “Company Releasing Party”) hereby fully, finally, completely, and forever releases, discharges, acquits, and relinquishes the Purchaser, its managers, members and agents and the affiliates of each of the foregoing(the “Purchaser Released Parties”) from and against all loss, cost, damage, claim, liability, or expense, including reasonable attorneys’ fees and costs , in any way arising from or related to the sale and issuance of the Notes and Warrants and the entering into by the parties of the remaining Ancillary Agreements. The Company (for and on behalf of each Company Releasing Party) hereby agrees (a) not to file any lawsuit or pursue any other action with respect to any of the foregoing matters and (b) to indemnify and hold harmless, jointly and severally, any and all of the Company Released Parties from any and all injuries, harm, damages, costs, losses, expenses and/or liability, including reasonable attorneys’ fees and court costs, as incurred and when incurred as a result of the filing of any such lawsuit or the pursuit of any other action with respect to any of the foregoing matters. The agreement and obligations of the Company under this Section 7(c) shall survive the payment and performance of the Company’s obligations under the Transaction Documents.
(d) Registration Rights. On or before December 31, 2008, the Company shall file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the shares of stock issuable to the Purchaser upon conversion of the Notes (including the Senior Secured Promissory Note issued to Heritage Holding Group, LLC in the aggregate principal amount of $550,000 on March 3, 2008, as amended) or exercise of the Warrants. The Company shall respond to initial SEC comments within ten (10) business days after receipt of such initial comments and within five (5) business days after receipt of any subsequent comments. The Company shall use its best efforts to ensure that such registration statement be declared effective by no later than January 30, 2009 (the “Effective Date”). The Company shall pay the Purchaser a penalty of 5% of the aggregate outstanding amount under all outstanding Notes (the “Penalty”) for each 30 day period (or portion thereof) if either (i) the registration statement is not filed by December 31, 2008 or (ii) the registration statement is not declared effective by the Effective Date. The Penalty is payable in either cash or shares of common stock of the Company, at the option of the Purchaser. The Company shall bear all its expenses incurred in connection with the registration statement, including the reasonable fees and disbursements of a single special legal counsel for the Purchaser, not to exceed $10,000.
(e) Furnishing of Information. With a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell shares of Common Stock issued or issuable upon conversion of the Notes or the Prior Note or exercise of the Warrants (collectively, the “Conversion Stock”) to the public without registration, the Company covenants and agrees so long that it is subject to the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the shares of Conversion Stock may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the shares of the Conversion Stock shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to Purchaser upon request, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act and (B) such other information as may be reasonably requested in order to avail Purchaser of any rule or regulation of the SEC that permits the selling of any such shares of Conversion Stock without registration.

(f) Listing of Common Stock. The Company hereby agrees to use its reasonable best efforts to maintain the listing of the Common Stock on a Trading Market. The Company covenants to use reasonable best efforts to take all action necessary to continue the listing and trading of its Common Stock on a Trading Market and comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. For the purposed of this Section, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange.
(g) Insurance. The Company hereby agrees to maintain insurance issued by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage.
(h) Use of Proceeds. The Company hereby agrees to use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.
(i) Expenses. The Company hereby agrees to reimburse the reasonable legal fees and expenses of the Purchaser’s counsel, not to exceed $10,000, in connection with the negotiation and review of this Agreement and the Ancillary Agreements.
(j) Amendment of Racoosin Employment Agreement. On or prior to September 9, 2008, the Company and Steve Racoosin (“Racoosin”) agree to amend the existing Employment Agreement, dated May 1, 2008, by and between the Company and Racoosin and to enter into an amended Employment Agreement with terms and conditions and in a form approved by the Purchaser.
(k) Amendment of Barsness Employment Agreement. On or prior to September 9, 2008, the Company and Chris Barsness (“Barsness”) agree to amend the existing Employment Agreement, dated May 1, 2008, by and between the Company and Barsness and to enter into an amended Employment Agreement with terms and conditions and in a form approved by the Purchaser.
8. Miscellaneous.
(a) Assignment; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(b) [reserved]

(d) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
(f) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(g) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
(h) Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
(i) Amendments and Waivers. Any term of this Agreement may only be amended or waived with the written consent of the Company and the holders of at least a majority in interest of the Notes. Any amendment or waiver effected in accordance with this Section 8(h) shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.
(j) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(k) Entire Agreement. This Agreement, and the documents and agreements referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.
[Signature Pages Follow]

The parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY

BIOGOLD FUELS CORPORATION

By:	/s/ Chris Barsness

	Name:	Chris Barsness
	Title:	CFO

		Address:	1800 Century Park East, Suite 600
Los Angeles, CA 90067

PURCHASER:

HERITAGE OPPORTUNITY FUND, LLC

By:	/s/ Ryan Bowers

Name:

Title:

		Address:	13520 Evening Creek Drive North,
Suite 100, San Diego, CA 92128

/s/ Steve Racoosin

STEVE RACOOSIN

Address:

/s/ Chris Barsness

CHRIS BARSNESS

Address:

EXHIBITS

Exhibit A-	Purchase Schedule

Exhibit B-	Form of Senior Secured Promissory Note

Exhibit C-	Form of Warrant

Exhibit D-	Form of Security Agreement

EXHIBIT A
PURCHASE SCHEDULE

		Principal Amount	Proceeds to
Note	Date	of Note	Company*	Warrants***
First Note	September 2, 2008	$287,500.00	$244,375.00	1,437,500
Second Note**	October 1, 2008	$287,500.00	$244,375.00	1,437,500
Third Note**	November 1, 2008	$287,500.00	$244,375.00	1,437,500

TOTAL		$862,500.00	$733,125.00	4,312,500

*	After payment of Origination Fee.

**	The purchase of the Second Note and the Third Note shall be at the option of Purchaser.

***	The exercise price per share for the Second Warrant and the Third Warrant shall equal the exercise price per share for the First Warrant.

EXHIBIT B
FORM OF SENIOR SECURED PROMISSORY NOTE

EXHIBIT C
FORM OF WARRANT

EXHIBIT D
FORM OF SECURITY AGREEMENT

Schedule 3(d)